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Exhibit 99.3

WWW.MOSSADAMS.COM

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Composite Engineering, Inc.

        We have audited the accompanying balance sheets of Composite Engineering, Inc. (the "Company") as of December 31, 2011 and January 1, 2011, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2011, January 1, 2011 and December 26, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Composite Engineering, Inc. as of December 31, 2011 and January 1, 2011, and the results of its operations and its cash flows for the years ended December 31, 2011, January 1, 2011 and December 26, 2009 in conformity with accounting principles generally accepted in the United States of America.

Sacramento, California
March 19, 2012

COMPOSITE ENGINEERING, INC.

BALANCE SHEETS

	December 31, 2011	January 1, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$146,637	$1,063,735
Billed contracts receivable	9,791,261	5,995,674
Unbilled contracts receivable	11,057,100	3,689,723
Inventory, net	11,180,387	12,660,240
Prepaid expenses	1,819,158	340,568
Restricted cash	5,700,000	—

Total current assets	39,694,543	23,749,940

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET	5,516,612	4,679,555

OTHER ASSETS
Restricted cash	1,133,889	89,990
Deposits	1,068,468	270,542

	$47,413,512	$28,790,027

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit	$4,800,000	$5,300,000
Accounts payable	7,479,952	5,110,432
Accrued expenses	9,954,384	4,988,403
Unearned income	6,285,282	1,332,663
Note payable—stockholder	22,427	42,258
Current maturities of long-term debt	500,000	768,810
Current maturities of capital lease obligations	298,132	246,400

Total current liabilities	29,340,177	17,788,966

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	1,166,667	1,689,301
Capital lease obligations, net of current maturities	490,599	237,100

Total long-term liabilities	1,657,266	1,926,401

Total liabilities	30,997,443	19,715,367

STOCKHOLDERS' EQUITY
Common stock, no par value 1,000,000 shares authorized, 300,000 issued and outstanding	300,000	300,000
Additional paid-in capital	1,000,000	1,000,000
Retained earnings	15,116,069	7,774,660

Total stockholders' equity	16,416,069	9,074,660

	$47,413,512	$28,790,027

See accompanying notes

COMPOSITE ENGINEERING, INC.

STATEMENTS OF INCOME

	Years Ended
	December 31, 2011	January 1, 2011	December 26, 2009
CONTRACT REVENUES EARNED	$94,147,992	$73,639,215	$76,344,255
COST OF CONTRACT REVENUES	66,530,357	56,706,140	57,425,554

Gross profit	27,617,635	16,933,075	18,918,701
GENERAL AND ADMINISTRATIVE EXPENSES	13,352,196	12,668,353	15,164,946

Income from operations	14,265,439	4,264,722	3,753,755

OTHER INCOME (EXPENSE)
Accrued contract revenue refunds (Note 9)	(1,443,096)	—	—
Other income, net	71,977	33,755	10,962
Interest expense	(356,643)	(432,698)	(360,867)

Total other expense, net	(1,727,762)	(398,943)	(349,905)

NET INCOME	$12,537,677	$3,865,779	$3,403,850

See accompanying notes

COMPOSITE ENGINEERING, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2011, JANUARY 1, 2011 AND DECEMBER 26, 2009

	Common Stock
			Additional Paid-in Capital	Retained Earnings
	Shares	Amount			Total
Balance at December 27, 2008	300,000	$300,000	$1,000,000	$4,504,782	$5,804,782
Distributions	—	—	—	(1,887,332)	(1,887,332)
Net income	—	—	—	3,403,850	3,403,850

Balance at December 26, 2009	300,000	300,000	1,000,000	6,021,300	7,321,300
Distributions	—	—	—	(2,112,419)	(2,112,419)
Net income	—	—	—	3,865,779	3,865,779

Balance at January 1, 2011	300,000	300,000	1,000,000	7,774,660	9,074,660
Distributions	—	—	—	(5,196,268)	(5,196,268)
Net income	—	—	—	12,537,677	12,537,677

Balance at December 31, 2011	300,000	$300,000	$1,000,000	$15,116,069	$16,416,069

See accompanying notes

COMPOSITE ENGINEERING, INC.

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31, 2011	January 1, 2011	December 26, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,537,677	$3,865,779	$3,403,850
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization expense	1,544,369	1,264,009	1,047,089
Loss on sale of equipment	2,365	141,622	—
Changes in operating assets and liabilities:
Billed contracts receivable	(3,795,587)	1,419,089	3,638,059
Unbilled contracts receivable	(8,832,870)	(1,083,762)	(2,686,980)
Inventory	897,504	(3,137,652)	(3,535,945)
Prepaid expenses	(13,097)	126,500	2,502,744
Accounts payable	2,369,520	1,881,625	(1,599,350)
Accrued expense	2,203,781	1,559,808	198,691
Unearned income	4,952,619	206,088	(2,621,025)

Net cash from operating activities	11,866,281	6,243,106	347,133

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment and leasehold improvements	(1,660,158)	(2,170,329)	(1,727,345)
Proceeds from sale of equipment	431,448	—	—
Reductions (additions) to restricted cash	(6,743,899)	89,990	1,619,820
Increase in deposits	(797,926)	(140,817)	(46,885)

Net cash from investing activities	(8,770,535)	(2,221,156)	(154,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on line of credit	(25,550,000)	(34,258,000)	(17,330,000)
Borrowings on line of credit	25,050,000	33,428,000	20,395,000
Repayments on stockholder notes payable	(42,258)	(239,019)	(36,029)
Borrowings on long-term debt	—	1,070,941	5,220,586
Principal payments on long-term debt	(769,017)	(1,663,422)	(3,396,330)
Principal payments on capital lease obligations	(267,501)	(373,299)	(196,991)
Stockholders' distributions	(2,434,068)	(2,112,419)	(3,815,699)

Net cash from financing activities	(4,012,844)	(4,147,218)	840,537

NET CHANGE IN CASH AND CASH EQUIVALENTS	(917,098)	(125,268)	1,033,260
CASH AND CASH EQUIVALENTS, beginning of year	1,063,735	1,189,003	155,743

CASH AND CASH EQUIVALENTS, end of year	$146,637	$1,063,735	$1,189,003

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION
Cash paid for interest	$356,643	$430,718	$360,867
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES AND FINANCING ACTIVITIES
Assets acquired through capital leases	$572,732	$234,014	$254,866

See accompanying notes

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

        Nature of Operations—The Company is headquartered in Roseville, California with manufacturing facilities located in Sacramento, California. In business since 1984, the Company specializes in the design, development, manufacturing and support of high performance aerial targets around the world. The Company is the sole provider of subsonic aerial targets to the United States Air Force (USAF) under long-term contracts. In addition to the provision of targets and target related hardware, the Company is experienced in the training and "stand-up" of organic operational capabilities with United States Department of Defense and foreign customers alike. The Company's product portfolio includes a suite of targets which cover a wide range of performance ranges from low subsonic to supersonic.

        The Company is vertically integrated. In addition to being the design authority for the systems provided, the Company builds all of its own tooling, manufactures the entire airframe, accomplishes all assembly work and builds in house over 90% of the Ground Support Equipment required. This gives the Company substantial control over both the quality and scheduling aspects of program execution.

        Cash and Cash Equivalents—The Company considers all highly liquid instruments with original maturity of three months or less to be cash equivalents.

        Concentration of Credit Risk—The Company maintains cash balances that at times exceed federally insured amounts.

        Four customers represent approximately 68% of the billed contracts receivable balance as of December 31, 2011, and two customers represent approximately 87% of the billed contracts receivable balance at January 1, 2011. Three customers represent approximately 95% of the unbilled contracts receivable balance as of December 31, 2011, and two customers represent 100% of the unbilled contracts receivable balance as of January 1, 2011. Revenue from three of the Company's customers accounted for approximately 83%, 85% and 75% of contract revenues earned for the years ended December 31, 2011, January 1, 2011 and December 26, 2009, respectively. These three customers are either US Government entities or contractors to the US Government.

        Billed Contracts Receivable—Billed contracts receivable are carried at the original invoice amount and are written off to expense in the period in which they are determined to be uncollectible. Management determines the uncollectability of accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Recoveries of receivables previously written off are recorded as income when received. Management's evaluation resulted in no allowance for doubtful accounts as of December 31, 2011 and January 1, 2011.

        Inventory—Inventories, other than inventoried costs relating to long-term contracts and programs, are stated at the lower of cost (determined on the first-in, first-out method) or market. The Company maintains a valuation allowance to reduce inventory to the net realizable value. At December 31, 2011 and January 1, 2011, the allowance was approximately $652,000 and $584,500, respectively.

        Inventoried costs relating to long-term contracts and programs are stated at the actual production cost, including factory overhead, initial tooling and other related non-recurring costs. Inventoried costs relating to long-term contracts and programs are reduced by charging amounts relieved from inventory to cost of contract revenues when the Company starts the target assembly process and the inventory item is released to the production floor.

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (Continued)

        Property and Equipment—Property and equipment purchased by the Company are stated at cost, net of accumulated depreciation. All costs associated with major improvements are capitalized, and repairs and maintenance costs are expensed as incurred. The cost and accumulated depreciation of items sold or retired are removed from the accounts. Any resulting gain or loss will be recognized in the current period. Depreciation is computed using the straight-line method over the estimated useful lives of the asset.

        The estimated useful lives used for calculating depreciation and amortization for equipment and leasehold improvements are as follows:

Lives
Machinery	5 - 7 Years
Automotive equipment	5 Years
Office equipment	3 - 7 Years
Leasehold improvements	1 - 20 Years
Equipment held under capital leases	3 - 5 Years

        Long-Lived Assets—Long-lived assets consist primarily of property, equipment, and leasehold improvements, which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset (before interest). If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less cost to sell. Fair value is based on appraisals or other reasonable methods to estimate fair value. Management of the Company believes that no impairment exists for long-lived assets at December 31, 2011 and January 1, 2011.

        Revenue Recognition—Contract revenues earned under long-term contracts are recorded under the percentage-of-completion method. Costs and estimated gross margins are recorded as contract revenues earned as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the most recent estimates of costs and funding. Cost estimates include costs such as labor, material, and overhead. Some contracts contain incentive provisions based upon performance in relation to established targets which are recognized in the contract estimates when deemed realizable. Contract change orders and claims are included in contract revenues earned when they can be reliably estimated and realization is probable. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the current period.

        The asset, "Unbilled contracts receivable," represents revenues recognized in excess of amounts billed on long-term contracts in progress. The liability "Unearned income" represents billings in excess of revenues recognized on long-term contracts in progress.

        The estimated contract value of performance under Government fixed-price contracts in process is recognized under the percentage of completion method of accounting where the estimated contract revenue earned is determined on the basis of completion to date (the total contract amount multiplied

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (Continued)

by percent of performance to date less contract revenues earned recognized in previous periods) and costs (including general and administrative, except as described below) are expensed as incurred.

        Contract revenues earned under cost-reimbursement contracts are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The fees under certain Government contracts may be increased or decreased in accordance with cost or performance incentive provisions which measure actual performance against established targets or other criteria. Such fee adjustments are included in contract revenues earned at the time the amounts can be determined reasonably.

        Warranty Reserve—Included in accrued expenses is $935,440 and $952,156 of accrued warranty costs at December 31, 2011 and January 1, 2011, respectively. This represents estimated costs associated with product warranties in conjunction with certain contracts. These costs are expensed as incurred. Contracts are generally covered by a twelve month, but may extend to a thirty-six month, warranty period and cover systems, accessories, equipment, parts, and software manufactured by the Company to certain contractual specifications. Warranties cover factors such as non-conformance to specification and defects in material and workmanship.

        Income Taxes—The Company elected S-Corporation status for both federal and state purposes. Under S-Corporation tax provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income. There is a 1.5% tax imposed on net income for California state taxes on an S-Corporation. The provision for this tax is included in other expense.

        The Company elected to become an S-corporation effective July 1, 2002. As an S-corporation, the Company is subject to a "built-in gains" tax based on the sale of certain Company assets when the fair market value of the assets exceeded the tax basis at the date the Company elected S-corporation status. The tax is imposed on the Company's built-in gain at July 1, 2002 on assets that are disposed of within the ten-year period beginning on the first day of the Company's first "S" tax year. The Company has estimated the potential maximum built-in gain tax exposure to be approximately $2,400,000. This has not been recorded on the Company's financial statements. Any tax on the gain will be recorded if disposition of any of the applicable assets occur prior to July 1, 2012.

        The Company has adopted accounting guidance relating to accounting for uncertain tax positions. The accounting guidance prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various matters such as derecognition, interest, penalties, and disclosure requirements. The Company does not have any entity level uncertain tax positions.

        The Company files income tax returns in the U.S. federal jurisdiction and California. The Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2007.

        Research and Development—Research and development costs are charged to general and administrative expense when incurred. The amount charged for the years ended December 31, 2011, January 1, 2011 and December 26, 2009 amounted to $3,088,006, $2,333,614 and $7,054,103, respectively.

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (Continued)

        Fiscal Year End—The Company operates on a 52/53-week fiscal year ending on the Saturday closest to December 31, 2011. The fiscal years ended December 31, 2011 and December 26, 2009 include 52 weeks. The fiscal year ended January 1, 2011 includes 53 weeks.

        Accounting Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        Subsequent Events—Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company's financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued. The Company has evaluated subsequent events through March 19, 2012, which is the date the financial statements were available to be issued as approved by management.

NOTE 2—INVENTORY

        Inventory consists of the following at:

	December 31, 2011	January 1, 2011
Raw materials	$2,091,076	$1,510,347
Project inventory in process	9,741,077	11,734,428
Inventory valuation allowance	(651,766)	(584,535)

Total inventory	$11,180,387	$12,660,240

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—EQUIPMENT AND LEASHOLD IMPROVEMENTS

        Equipment and leasehold improvements consist of the following at:

	December 31, 2011	January 1, 2011
Machinery	$6,091,921	$6,023,336
Automotive equipment	162,568	162,568
Office equipment	2,574,182	2,272,278
Leasehold improvements	2,141,179	2,064,465
Equipment held under capital leases	1,695,801	1,196,600
Construction in process	1,265,856	4,272

Total equipment and leasehold improvements	13,931,507	11,723,519
Less accumulated depreciation and amortization	(8,414,895)	(7,043,964)

Equipment and leasehold improvements, net of accumulated depreciation and amortization	$5,516,612	$4,679,555

        Depreciation and amortization expense charged to costs of contract revenues and general and administrative expenses amounted to $1,544,369, $1,264,009 and $1,047,089 for the years ended December 31, 2011, January 1, 2011 and December 26, 2009. At December 31, 2011 and January 1, 2011, accumulated depreciation for equipment held under capital leases is $1,060,778 and $794,310, respectively.

NOTE 4—ACCRUED EXPENSES

        Accrued expenses consist of the following at:

	December 31, 2011	January 1, 2011
Accrued payroll	$1,902,196	$1,646,232
Accrued warranty	935,440	952,156
Accrued stockholder distributions	4,166,779	1,404,511
Other accrued expenses	2,949,969	985,504

	$9,954,384	$4,988,403

The following table shows the reconciliation of the changes in the accrued warranty balance for the years ended:

	Years Ended
	December 31, 2011	January 1, 2011
Accrued warranty balance, prior year end	$952,156	$498,000
Warranty costs incurred	(948,206)	(197,056)
New warranties issued	931,490	829,212
Warranties expired	—	(178,000)

Accrued warranty balance, current year end	$935,440	$952,156

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 5—LINE OF CREDIT AND LONG-TERM DEBT

        Line of credit and long-term debt consist of the following at:

	December 31, 2011	January 1, 2011
Line of credit	$4,800,000	$5,300,000

Long term debt	$1,666,667	$2,435,684
Note payable—stockholder	22,427	64,685

	1,689,094	2,500,369
Current maturities of long-term debt	(522,427)	(811,068)

Long-term debt, net of current maturities	$1,166,667	$1,689,301

        Line of Credit—At December 31, 2011, the Company has a $10,000,000 line of credit with its bank that expires on November 13, 2012. It is secured by equipment, inventory and contracts receivable and is personally guaranteed by the major stockholders. The line of credit balance bears interest at the lender's internal prime rate per annum (4.0% at December 31, 2011), payable monthly. The line of credit contains certain restrictive financial covenants.

        Long-Term Debt—At December 31, 2011, the Company has a long-term note with its bank maturing April 2015 with a $1,666,667 principal balance. The note bears interest at the greater of 5.5% or prime plus 1.0%, with interest and fixed principal of $41,667 payable in monthly installments through maturity, at which time all outstanding amounts are due. This note is collateralized by substantially all the assets of the Company.

        On November 15, 2011, the Company executed a $2,600,000 long-term note with its bank to finance capital expenditures. At December 31, 2011, the Company had not made any draws on this note. The Company has until December 31, 2012 to draw down the note, with monthly interest-only payments at a variable rate of prime plus 0.5% due until December 31, 2012. At December 31, 2012, the 60 month term portion of the note begins with monthly interest and fixed principal payments due until maturity at December 31, 2017, at which time all outstanding amounts are due. This note is collateralized by substantially all the assets of the Company.

        Note Payable—Stockholder—Note payable to stockholder has an interest rate of 8% and principal and interest payments are due monthly through June 2012. The total outstanding balance as of December 31, 2011 and January 1, 2011 was $22,427 and $64,685, respectively. Interest expense incurred for the stockholder loan amounted to $3,648, $20,386 and $22,445 for the years ended December 31, 2011, January 1, 2011 and December 26, 2009, respectively.

        Future maturities of long-term debt are as follows as of the years ending:

2012	$522,427
2013	500,000
2014	500,000
2015	166,667

$1,689,094

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 6—LETTERS OF CREDIT AND RESTRICTED CASH

        At December 31, 2011, the Company has a $5,700,000 letter of credit and a $1,133,889 letter of credit outstanding with its bank in accordance with contract provisions with a customer. The Company has on deposit $6,833,889 with its bank as security for the letters of credit, which is shown as restricted cash on the balance sheet at December 31, 2011. The amount of the letters of credit and associated security deposit are scheduled to be incrementally reduced through expiration as the Company reaches specified milestones defined in the contract. The $5,700,000 letter of credit expires on November 30, 2013, and the $1,133,889 letter of credit expires on May 31, 2015. The restricted cash shown on the balance sheet is allocated between current and non-current, with the amount shown as current expected to be released in one year.

        At January 1, 2011, the Company had an outstanding letter of credit for $89,990 with its bank related to contract provisions. The Company had on deposit $89,990 with its bank which was restricted until November 30, 2011 as security for the letter of credit.

NOTE 7—LEASING ARRANGEMENTS

        Operating Leases—The Company leases its main operating facility from one of the Company's stockholders and other facilities and equipment from various third parties under non-cancelable operating leases expiring through December 31, 2021. The Company paid rent expense to one of the stockholders of the Company totaling $348,000 for each of the years ended December 31, 2011, January 1, 2011 and December 26, 2009 in conjunction with this lease.

        The non-cancellable operating lease payments with terms of one year or more are as follows as of December 31, 2011:

2012	$1,472,404
2013	469,526
2014	395,167
2015	348,000
2016	348,000
Thereafter	1,392,000

Total minimum lease payments	$4,425,097

        Total lease expense, applied to cost of contract revenues and general and administrative expenses, amounted to $1,421,196, $1,204,978 and $1,074,854 for the years ended December 31, 2011, January 1, 2011 and December 26, 2009.

        Capital Leases—At December 31, 2011 the Company leases office equipment under capital leases. The leases have expiration dates ranging from December 2012 to June 2015 and interest rates ranging from 3.81% to 6.64%. These leases are secured by UCC filings.

COMPOSITE ENGINEERING, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 7—LEASING ARRANGEMENTS (Continued)

        The schedule of future minimum rental payments required under the above capital leases are as follows as of December 31, 2011:

2012	$325,549
2013	275,726
2014	181,001
2015	57,750

Total minimum lease payments	840,026
Less amount representing interest	51,295

Present value of minimum lease payment	788,731
Less current maturities of capital lease obligations	298,132

Capital lease obligations, net of current maturities	$490,599

NOTE 8—EMPLOYEE PENSION PLAN

        The Company has an employee 401(k) retirement plan covering all of its qualifying employees which is funded by the Company and by voluntary employee contributions. For the years ended December 31, 2011, January 1, 2011 and December 26, 2009, employer contributions to the plan amounted to $436,398, $350,912 and $332,305 and are included in cost of contract revenues earned and general and administrative expenses.

NOTE 9—ACCRUED CONTRACT REVENUE REFUNDS

        In accordance with its contracts with the United States Department of Defense, the Company is subject to periodic audits by the U.S. Defense Contract Audit Agency ("DCAA"). In the ordinary course of business, the DCAA conducted an audit. In 2011, they issued a report which concluded that costs associated with a proposed effort on a specific prior year contract item had been overestimated by the Company and subsequently, the Government seeks reimbursement of approximately $1,581,000. The Company has reviewed the DCAA audit findings and believes that approximately $138,000 of the questioned costs was estimated properly, while the remaining $1,443,000 may be reimbursed to the Government. At December 31, 2011, the Company has accrued a liability for anticipated refunds for $1,443,096. The Company recorded the associated reimbursed costs as accrued contract revenue refunds in other expense on the statement of income for the year ended December 31, 2011.

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  Exhibit 99.3
COMPOSITE ENGINEERING, INC. BALANCE SHEETS
COMPOSITE ENGINEERING, INC. STATEMENTS OF INCOME
COMPOSITE ENGINEERING, INC. STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2011, JANUARY 1, 2011 AND DECEMBER 26, 2009
COMPOSITE ENGINEERING, INC. STATEMENTS OF CASH FLOWS
COMPOSITE ENGINEERING, INC. NOTES TO FINANCIAL STATEMENTS